EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

Addendum No. 5 to the Investment Advisory Agreement, dated August 22, 2013, between Northern Funds. Northern Trust Investments, Inc. and The Northern Trust Company of Connecticut is hereby incorporated by reference to Exhibit (d)(6) in Registrant’s Post-Effective Amendment No. 102 filed with the Commission on October 15, 2013 (Accession No. 0001193125-13-400061).

Amended and Restated Expense Reimbursement Agreement, dated November 9, 2012, by Northern Funds, Northern Trust Investments, Inc. and The Northern Trust Company of Connecticut is hereby incorporated by reference to Exhibit (d)(91) in Registrant’s Post-Effective Amendment No. 98 filed with the Commission on July 22, 2013 (Accession No. 0001193125-13-297456).

Amended and Restated Expense Reimbursement Agreement, dated May 16, 2013, by Northern Funds, Northern Trust Investments, Inc. and The Northern Trust Company of Connecticut is hereby incorporated by reference to Exhibit (d)(92) in Registrant’s Post-Effective Amendment No. 98 filed with the Commission on July 22, 2013 (Accession No. 0001193125-13-297456).

Sub-Advisory Agreement, dated August 23, 2013, by and among Northern Trust Investments, Inc., The Northern Trust Company of Connecticut and Lazard Asset Management LLC is hereby incorporated by reference to Exhibit (d)(85) in Registrant’s Post-Effective Amendment No. 102 filed with the Commission on October 15, 2013 (Accession No. 0001193125-13-400061).

Assignment and Assumption of Subadvisory Agreement by and between Delaware Management Company and Delaware Investments Fund Advisers, dated May 22, 2013, is hereby incorporated by reference to Exhibit (d)(101) to Post-Effective Amendment No. 98 filed with the Commission on July 22, 2013 (Accession No. 0001193125-13-297456).